                               CUNO INCORPORATED

                       2,000,000 Shares of Common Stock*

                            UNDERWRITING AGREEMENT
                            ----------------------

                               April ____, 1997



ROBERT W. BAIRD & CO. INCORPORATED
GOLDMAN, SACHS & CO.
CLEARY GULL REILAND & MCDEVITT INC.
As Representatives of the Several Underwriters
Identified in Schedule I Annexed Hereto
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

     1. Introductory. CUNO Incorporated, a Delaware corporation (the "Company"), proposes to sell an aggregate of 2,000,000 shares (the "Firm Shares") of common stock, $.001 par value per share (the "Common Stock"), to the several underwriters identified in Schedule I annexed hereto (the "Underwriters"), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to an aggregate of 300,000 additional shares of Common Stock (the "Optional Shares") as provided in section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the "Shares."

     You, as representatives of the Underwriters (the "Representatives"), have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the shares initially will be [$____] per share.

     The Company hereby confirms its agreements with the Underwriters as follows:



_________________

* Plus as option to acquire up to an aggregate of 300,000 additional shares of Common Stock from the Company to cover over-allotments.

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters, and shall be deemed to represent and warrant to the several Underwriters on each Closing Date (as hereinafter defined), that:

          (a) Each of the Company and the subsidiaries of the Company that are listed on Exhibit 21 of the Registration Statement (as hereinafter defined) (individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Prospectus (as hereinafter defined) and the Registration Statement (as hereinafter defined); each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, property, net worth, results of operations or prospects of the Company and the Subsidiaries, taken as a whole ("Material Adverse Effect"); and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Complete and correct copies of the certificate of incorporation or articles of incorporation and by-laws, as amended or restated ("Certificate of Incorporation" and "By-laws," respectively), of the Company and each of the Subsidiaries as in effect on the date hereof have been delivered to the Representatives, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date.

          (b) The shares of Common Stock issued and outstanding immediately prior to the issuance and sale of the Shares as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus and the Registration Statement. There are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of Common Stock (including the Shares), and no shares of Common Stock have been issued in violation of such rights. The Shares to be issued and sold to the Underwriters have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus and the Registration Statement. The delivery of certificates for the Shares to be issued and sold hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title. Except as described in the Prospectus, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company or any Subsidiary, and there are no holders of Common Stock or other securities of the Company or any Subsidiary, or of securities that are convertible or exchangeable into Common Stock or other securities of the Company or any Subsidiary, that have rights to the registration of such Common Stock or securities under the Securities Act of 1933, as amended, and the regulations thereunder (together, the "Act") or the securities laws or regulations of any of the states (the "Blue Sky Laws").

          (c) Except for the Subsidiaries, and as otherwise set forth in the Prospectus, the Company has no subsidiaries and does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. The Company owns directly all of the issued and outstanding capital stock of each Subsidiary, free and clear of any and all liens, claims, encumbrances or security interests, and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to subscribe for or purchase any shares of capital stock of any Subsidiary.

          (d) The Company has corporate power and authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provisions of the Certificate or Incorporation or By-laws of the Company or any Subsidiary; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any property owned or leased by the Company or any Subsidiary, may be bound or affected; (iii) violate any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any Subsidiary; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Securities Exchange Act of 1934, as amended, and the regulations thereunder (together, the "Exchange Act"), the Blue Sky Laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (the "NASD"). This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

          (e) A registration statement on Form S-1 (Reg. No. 333-22447) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and has been filed with the Securities and Exchange Commission (the "Commission"). Such registration statement, as finally amended and revised at the time such registration statement was or is declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act and deemed to be part of the registration statement if the registration statement has been declared effective pursuant to Rule 430A(b)) and as thereafter amended by post-effective amendment, if any, is herein referred to as the "Registration Statement." The related final prospectus in the form first filed with the Commission pursuant to Rule 424(b) or, if no such filing is required, as included in the Registration Statement, or any supplement thereto, is herein referred to as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and each such prospectus as amended from time to time until the date of the Prospectus, is referred to herein as the "Preliminary Prospectus." The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to the Representatives three signed copies of the Registration Statement and each amendment thereto, if any, together with three copies of each exhibit filed therewith, and such number of conformed copies for each of the Underwriters of the Registration Statement and each amendment thereto, if any (but without exhibits), and of each Preliminary Prospectus and of the Prospectus as the Representatives have reasonably requested.

          (f) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any preliminary Prospectus, nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or threatened, and each Preliminary Prospectus filed with the Commission as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto complied when so filed with the requirements of the Act and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the effective date of the Registration Statement, and at all times subsequent thereto up to each Closing Date, the Registration Statement and the Prospectus contained or will contain all statements that are required to be stated therein in accordance with the Act and conformed or will conform in all respects to the requirements of the Act, and neither the Registration Statement nor the Prospectus included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus or the Prospectus based upon written information furnished by the Representatives to the Company pursuant to Section 4 of this Agreement. Neither the Company, nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company, has distributed or will distribute prior to each Closing Date any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement or other material permitted by the Act and provided to the Representatives.

          (g) Ernst & Young LLP, which has expressed its opinion with respect to the consolidated financial statements and schedules filed with the Commission and included as a part of each Preliminary Prospectus, the Prospectus or the Registration Statement are independent accountants as required by the Act.

          (h) The consolidated financial statements and the related notes thereto included in each Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial position, results of operations and cash flows of the Company as of their respective dates or for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein on a basis consistent with the consolidated financial statements of the Company contained therein. The Company had an outstanding capitalization as set forth in the Registraton Statement and under "Capitalization" in the Prospectus as of the date indicated therein, and there has been no material change thereto since such date except as disclosed in the Prospectus. The financial and statistical information and data relating to the Company in each Preliminary Prospectus, the Prospectus and the Registration Statement are accurately presented and prepared on a basis consistent with the audited consolidated financial statements and books and records of the Company. The consolidated financial statements and schedules and the related notes thereto included in each Preliminary Prospectus, the Prospectus or the Registration Statement are the only such financial statements and schedules required under the Act to be set forth therein.

          (i) Neither the Company nor any Subsidiary is, nor with the giving of notice or passage of time or both, would be, in violation or in breach of:
     (i) its respective Certificate of Incorporation or By-laws; (ii) any statute, ordinance, order, rule or regulation applicable to the Company or such Subsidiary; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary; or (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or such Subsidiary is a party or by which any property owned or leased by the Company or such Subsidiary is bound or affected. Neither the Company nor any Subsidiary has received notice of any violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company or any Subsidiary. The Company and each Subsidiary have obtained and hold, and are in compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations necessary to conduct their business as described in the Prospectus (hereinafter "permit" or "permits"), and all of such permits are in full force and effect, except where the failure to have such permits would not have a Material Adverse Effect; and the Company and each Subsidiary have fulfilled and performed all of their respective obligations with respect to each such permit and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit, except where the revocation or termination of such permit or other impairment would not have a Material Adverse Effect. Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or other occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except where such violation would not have a Material Adverse Effect.

           (j) There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property owned or leased by the Company or any Subsidiary is or may be subject, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, which are required to be described in the Registration Statement or the Prospectus which are not so described. Except as described in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary: (i) is in violation of any statute, ordinance, rule or regulation, or any decision, order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, "environmental laws"); (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws; (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) is subject to any claim relating to any environmental laws, except where such violation, contamination, liability or claim would not have a Material Adverse Effect.

           (k) There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, which has not been described or filed as required. All such contracts or agreements to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary, and are enforceable by and against the Company or such Subsidiary, in accordance with the respective terms thereof.

          (l) The Company or a Subsidiary has good and valid title to all property and assets reflected as owned by the Company or such Subsidiary in the Company's consolidated financial statements included in the Registration Statement (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, claims, mortgages, security interests or other encumbrances of any kind or nature whatsoever except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus) or statutory liens for sums not yet due or which are being contested in good faith by appropriate proceedings or liens which do not materially affect the value or use of such property. All property (real and personal) held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements is held by the Company or such Subsidiary under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements.

          (m) Except as described in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus: (i) neither the Company nor any Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, that is material to the Company, except as in the ordinary course of business; (ii) the Company has not paid or declared any dividend or other distribution with respect to its capital stock and neither the Company nor any Subsidiary is delinquent in the payment of principal or interest on any outstanding debt obligation; and (iii) there has not been any change in the capital stock, any material change in the indebtedness of the Company or any Subsidiary, or any change or development involving or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

          (n) The Company or a Subsidiary owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses presently used in or necessary for the conduct of its business or ownership of its properties, and neither the Company nor any Subsidiary has received notice of violation, infringement or conflict with the asserted rights of others, in respect thereof.

          (o) The Company or a Subsidiary has in place and effective such policies of insurance, with limits of liability in such amounts, as management of the Company believes are normal and prudent in the ordinary course of the business of the Company and its Subsidiaries.

          (p) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and neither the Company nor any Subsidiary, except as described in the Prospectus, is a party to any collective bargaining agreement and, to the knowledge of the Company, no union organizational attempts have occurred or are pending. There has been no change in the relationship of the Company or any Subsidiary with any of its principal suppliers, manufacturers, contractors or customers resulting in or that could result in a Material Adverse Effect.

          (q) Neither the Company nor any Subsidiary is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (r) Except for the Company's plans set forth on Schedule II hereto (collectively, the "Plans"), neither the Company nor any Subsidiary is a participating employer or plan sponsor with respect to any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employee welfare benefit plan as defined in Section 3(1) of ERISA, including, without limitation, any multiemployer welfare or pension plan. With respect to the Plans, the Company is in substantial compliance with all applicable regulations, including ERISA and the Code. With respect to each defined benefit retirement plan, such plan does not have benefit liabilities (as defined in Section 4001(a)(16) of ERISA) exceeding the assets of the plan. The Company or the administrator of each of the Plans, as the case may be, has timely filed the reports required to be filed by ERISA and the Code in connection with the maintenance of the Plans, and no facts, including, without limitation, any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with the Plans which, under applicable law, would constitute grounds for the termination of any of the Plans by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any of the Plans.

          (s) The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t) The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act. The Shares have been listed on the National Market System of The Nasdaq Stock Market ("Nasdaq"), subject to notice of issuance.

          (u) Neither the Company, any Subsidiary nor any affiliate of the Company or such Subsidiary does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section
     517.075 of the Florida Statutes.

          (v) All offers and sales of the securities of the Company and each Subsidiary prior to the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations.

     A certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby. A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in section 8(d) will also be furnished to the Representatives and counsel for the Underwriters.

     3. Representation of Underwriters. The Representatives will act as the representatives for the several Underwriters in connection with the public offering of the Shares, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all of the Underwriters.

     4. Information Furnished by the Underwriters. The information set forth in the last paragraph on the outside front cover page of the Prospectus concerning the terms of the offering by the Underwriters, the paragraphs on the inside front cover page of the Prospectus relating to stabilization practices and passive market making, and the concession and reallowance amounts appearing under the caption "Underwriting" in the Prospectus and the information contained in the seventh paragraph under the caption "Underwriting" constitute all of the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, as such information is referred to in this Agreement.

     5.  Purchase, Sale and Delivery of Shares.

          (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule I annexed hereto an aggregate of 2,000,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share of $__________. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be sold by the Company as the number of shares set forth opposite the name of such Underwriter in Schedule I annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.

          (b) On the First Closing Date (as hereinafter defined), the Company will deliver to the Representatives, at the offices of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or through the facilities of The Depository Trust Company, for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by it against payment in Milwaukee, Wisconsin of the purchase price therefor by wire transfer of immediately available funds to the Company with respect to the Firm Shares being sold by the Company. As referred to in this Agreement, the "First Closing Date" shall be on the third full business day after the date of the Prospectus, at 9:00 a.m., Milwaukee, Wisconsin time, or at such other date or time not later than ten full business days after the date of the Prospectus as the Representatives and the Company may agree. The certificates for the Firm Shares to be so delivered will be in denominations and registered in such names as the Representatives request by notice to the Company, prior to the First Closing Date, and such certificates will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time on the first full business day preceding the First Closing Date at a location to be designated by the Representatives.

          (c) In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within thirty days after the date of the Prospectus to purchase up to an aggregate of 300,000 Optional Shares from the Company at the purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised upon written notice by the Representatives to the Company, within thirty days after the date of the Prospectus setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company, the names and denominations in which the certificates for such shares are to be registered and the date and place at which such certificates will be delivered. Such date of delivery (the "Second Closing Date") shall be determined by the Representatives, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice to exercise. Certificates for the Optional Shares will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time, on the first full business day preceding the Second Closing Date at a location to be designated by the Representatives. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (as nearly as practicable in full Shares as determined by the Representatives) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares in Schedule I annexed hereto bears to the total number of Firm Shares.

          (d) The Representatives have advised the Company that each Underwriter has authorized the Representatives to accept delivery of the Shares and to make payment therefor. It is understood that the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, "Closing Date" shall mean either the First Closing Date or the Second Closing Date.

     6. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

          (a) If the effective time of the Registration Statement is not prior to the execution and delivery of this Agreement, the Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, upon notification from the Commission that the Registration Statement has become effective, will so advise the Representatives and counsel to the Underwriters promptly and any Prospectus included in the Registration Statement shall be in a form approved by the Representatives. If the effective time of the Registration Statement is prior to the execution and delivery of this Agreement and any information shall have been omitted therefrom in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representatives with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act and, if the Representatives do not object to the contents thereof, will comply with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters promptly of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Representatives and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Representatives have not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representatives object to such filing.

          (b) If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act, the Company promptly will advise the Representatives and counsel to the Underwriters thereof and will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement which will correct such statement or omission or an amendment which will effect such compliance; and, if any Underwriter is required to deliver a prospectus after the effective date of the Registration Statement, the Company, upon request of the Representatives, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use in accordance with the provisions of the Act of each Preliminary Prospectus.

          (c) Except as described in the Prospectus, neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or enter into any transaction with an "affiliate," as defined in Rule 405 under the Act, which is required to be described in the Prospectus pursuant to Item 404 of Regulation S-K under the Act.

          (d) Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, acquire any of the Common Stock nor will the Company declare or pay any dividend or make any other distribution upon its Common Stock payable to stockholders of record on a date prior to such earlier date, except as described in the Prospectus.

          (e) The Company will make generally available to its security holders and the Representatives an earnings statement as soon as practicable, but in no event later than sixty days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, covering a period of twelve consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

          (f) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, copies of the Registration Statement, the

     Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

          (g) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus, and will timely file Form SR, and any amendments thereto, as required by Rule 463 under the Act.

          (h) The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act.

          (i) During the period of three years from the date of the Prospectus, the Company will furnish to each of the Representatives and to each of the other Underwriters who may so request, as soon as available, each report, statement or other document of the Company or its Board of Directors mailed to its stockholders or filed with the Commission.

          (j) The Company shall deliver the requisite notice of issuance to Nasdaq and shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Common Stock as a Nasdaq National Market security, or take such action to authorize the Common Stock for listing on the New York Stock Exchange or the American Stock Exchange, for a period of the shorter of thirty-six months after the date of the Prospectus or until the Company is no longer subject to the requirements of the Exchange Act.

          (k) Except for the issuance and sale by the Company of Common Stock upon exercise of presently existing outstanding stock options, the sale of the Shares to be sold by the Company pursuant to this Agreement, and the grant of stock options, restricted stock, performance shares and stock appreciation rights pursuant to the Company's 1996 Stock Incentive Plan and Non-Employee Directors' Stock Plan, copies of which are filed as exhibits to or incorporated by reference in the Registration Statement, in the ordinary course consistent with past practice, and provided that none of such instruments shall be exercisable during the 90-day period herein described, the Company shall not, for a period of 90 days after the date of the Prospectus, without the prior written consent of Robert W. Baird & Co. Incorporated ("Baird"), directly or indirectly, offer, sell or otherwise dispose of, contract to sell or otherwise dispose of, or cause or in any way permit to be sold or otherwise disposed of, any: (i) shares of Common Stock or any other Company capital stock; (ii) rights to purchase shares of Common Stock or other Company capital stock; or (iii) securities or instruments that are convertible or exchangeable into shares of Common Stock or other Company capital stock.

          (l) The Company will maintain a transfer agent and, if required by law or the rules of The Nasdaq Stock Market or any national securities exchange on which the

     Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.

          (m) If at any time when a prospectus relating to the Shares is required to be delivered under the Act, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the opinion of Baird, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to the Prospectus), the Company will, after written notice from Baird advising the Company of any of the matters set forth above, promptly consult with Baird concerning the advisability and substance of, and, if the Company and Baird determine that it is appropriate, disseminate, a press release or other public statement responding to or commenting on, such rumor, publication or event.

          (n) The Company will comply or cause to be complied with the conditions to the obligations of the Underwriters in section 8 hereof.

          (o) The Company agrees to comply with Section 517.075 of the Florida Statutes if, prior to the completion of the distribution of the Shares, the Company, any Subsidiary or any affiliate of the Company or such Subsidiary commences doing business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of such Section.

     7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company will pay the costs, fees and expenses incurred in connection with the public offering of the Shares. Such costs, fees and expenses to be paid by the Company include, without limitation:

          (a) All costs, fees and expenses (excluding the expenses incurred by the Underwriters and the legal fees and disbursements of counsel for the Underwriters, but including such fees and disbursements described in subsection (b) of this section 7) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing: the registration fees related to the filing of the Registration Statement with the Commission; the fees and expenses related to the quotation of the Shares on Nasdaq or other national securities exchange; the fees and expenses of the Company's counsel, accountants, transfer agent and registrar; the costs and expenses incurred in connection with the preparation, printing, shipping and delivery of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all agreements and supplements provided for herein, this Agreement including, without limitation, shipping expenses via overnight delivery, and/or courier service to comply with applicable prospectus delivery requirements; and the costs and expenses associated with the production of materials related to, and travel expenses incurred by the management of the Company in connection with, the various meetings to be held between the Company's management and prospective investors. The Representatives shall pay their own travel expenses related to such meetings.

          (b) All registration fees and expenses, including reasonable legal fees and disbursements of counsel for the Underwriters incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under the Blue Sky Laws and the clearing of the public offering and the underwriting arrangements evidenced hereby with the NASD; provided, however, that in no event shall such legal fees and disbursements exceed $3,000.

          (c) All fees and expenses related to printing of the certificates for the Shares, and all transfer taxes, if any, with respect to the sale and delivery of the Shares.

     8. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions, unless waived in writing by the
Representatives:

          (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m., Washington, D. C. time, prior to the date of this Agreement, or such later time as shall have been consented to by the Representatives, which consent shall be deemed to have been given if the Registration Statement shall have been declared effective on or before the date and time requested in the acceleration request submitted on behalf of the Representatives pursuant to Rule 461 under the Act; all filings required by Rules 424(b) and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been initiated or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the satisfaction of the Representatives.

          (b) Since the dates as of which information is given in the Registration Statement:

               (i) there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business;

               (ii) the Company shall not have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree; and

               (iii) there shall not have occurred any change in the long-term debt or capital stock of the Company.

     the effect of which on the Company, in any such case described in clause
     (i), (ii) or (iii) above, is in the written opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

          (c) The Representatives shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact that, in the reasonable opinion of the Representatives or counsel for the Underwriters, is material, or omits to state a fact that, in the reasonable opinion of the Representatives or such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (d) The Representatives shall have received an opinion of Katten Muchin & Zavis, counsel for the Company addressed to the Representatives, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (i) The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company has been duly qualified as a foreign corporation and is in good standing in California, Colorado, Connecticut, Florida, Illinois, Indiana, Kansas, Louisiana, Maine, Massachusetts, New Jersey, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Texas and Washington.

               (ii) The authorized and outstanding capital stock of the Company conforms as to legal matters in all material respects to the descriptions thereof in the Prospectus and the Registration Statement;

               (iii) The issued and outstanding capital stock of the Company is duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights under Delaware law or granted by the Company under its Certificate of Incorporation, By-laws or any contract known to such counsel;

               (iv) The certificates for the Shares to be delivered hereunder conform to the requirements of Delaware law; and when duly countersigned by the

          Company's transfer agent, and delivered to the Representatives or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares to be sold by the Company represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and free of any preemptive or similar rights under Delaware law or granted by the Company under its Certificate of Incorporation, By-laws or any contract known to such counsel;

               (v) The Registration Statement has become effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are threatened under the Act , the Registration Statement (including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) if applicable), the Prospectus and any amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, required to be described in the Registration Statement or the Prospectus which are not so described or which question the validity of this Agreement or any action taken or to be taken pursuant thereto, nor is there any transaction, relationship, agreement, contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the Act, which is not described or filed as required;

               (vi) The Company has corporate power and authority to enter into and perform this Agreement; the performance of the Company's obligations hereunder and the consummation of the transactions described herein have been duly authorized by the Company by all necessary corporate action and this Agreement has been duly executed and delivered by and on behalf of the Company; no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (except for compliance with the Act, the Exchange Act, applicable Blue Sky Laws and the clearance of the underwriting arrangements by the NASD);

               (vii) The execution, delivery and performance of this Agreement by the Company will not: (A) violate any provisions of the Certificate or Articles of Incorporation or By-laws of the Company or any Subsidiary; (B) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, other evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary, or any of their respective owned or leased property is bound, and which is filed as an exhibit to the Registration Statement; (C) violate any applicable laws, administrative rules or regulations of the type normally applicable to transactions such as those contemplated by this Agreement; or (D) violate any judgment, order or decree known to such counsel of any court or governmental agency or body to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective property is expressly bound;

               (viii) To such counsel's knowledge, except as described in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register pursuant to the Act any shares of capital stock or other securities in connection with the issue and sale of the Shares to be sold to the Underwriters pursuant to this Agreement;

               (ix) The Common Stock is a National Market Security on The Nasdaq Stock Market and is registered under the Exchange Act;

               (x) Neither the Company nor any Subsidiary is, nor with the giving of notice or passage of time or both would be, in violation of its respective Certificate of Incorporation or By-laws;

               (xi) Neither the Company nor any Subsidiary is an "investment company", or person "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

               (xii) The description in the Registration Statement and the Prospectus of statutes, laws, regulations, legal and governmental proceedings, and contracts and other legal documents described therein fairly and correctly present, in all material respects, the information required to be included therein by the Act; and

               (xiii) All offers and sales by the Company of its capital stock known to such counsel before the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Act, and were duly registered under or the subject of an available exemption from the registration requirements of any applicable Blue Sky Laws.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that (except for the financial statements and notes thereto, the financial statement schedule and other financial data included therein as to which such counsel need express no opinion) either the Registration Statement (including the information deemed to be a part of the Registration Statement at the time of its effectiveness pursuant to Rule 430A(b)) at the time the Registration Statement become effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of the date thereof or as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     For purposes of such opinion, such counsel for the Company may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of governmental officials, and copies of all such certificates shall be furnished to the Representatives for the Underwriters on or before each Closing Date.

          (e) The Representatives shall have received an opinion of Gardner, Carton & Douglas, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

          (f) The Representatives shall have received on each Closing Date, a certificate of the chief executive officer or the chief operating officer and the chief financial officer of the Company, to the effect that:

               (i) The representations and warranties of the Company set forth in section 2 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

               (ii) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated under the Act or under the Blue Sky Laws of any jurisdiction;

               (iii) Each of the respective signatories has examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, and such documents are true and correct in all material respects; and

               (iv) Since the date on which the Registration Statement was declared effective with the Commission, there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Prospectus and the Registration Statement as heretofore amended or (but only if the Representatives expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction which is material to the Company; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company; since such date and except as so disclosed, the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding Common Stock payable to stockholders of record on a date prior to such Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

          The delivery of the certificate provided for in this subsection (f) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii) and (iv) to be set forth in said certificate.

          (g) At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representatives a letter addressed to the Representatives, as representatives of the Underwriters, from Ernst & Young LLP, the Company's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (if applicable) to be dated the Second Closing Date, which shall be in form and substance satisfactory to the Representatives and shall contain information as of a date within five days of the date of such letter. There shall not have been any change or decrease set forth in any of the letters referred to in this subsection (g) which makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (h) The underwriting terms and arrangements for the offering shall have been cleared by the NASD, and the Shares shall have been designated for inclusion as a Nasdaq National Market Security on the Nasdaq Stock Market.

          (i) Such further certificates and documents as the Representatives may reasonably request (including certificates of officers of the Company).

          (j)  Each of the officers and directors of the Company set forth on
     Schedule III hereto has entered into an agreement for the benefit of the Underwriter and enforceable by Baird that for a period of 90 days after the date of the Prospectus, such persons will not, without the prior written consent of Baird, directly or indirectly, offer, sell or otherwise dispose of, contract to sell or otherwise dispose of, or cause or in any way permit to be sold or otherwise disposed of, any shares of Common Stock or any other Company capital stock, rights to purchase Common Stock or any other Company capital stock or securities or instruments convertible into or exchangeable for Common Stock or other Company capital stock.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and to Gardner, Carton & Douglas, counsel for the Underwriters. The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the election of the Representatives will terminate upon notification to the Company without liability on the part of any Underwriter, including the Representatives, the Company except for expenses to be paid by the Company pursuant to section 7 hereof and except to the extent provided in section 10 hereof.

     9. Maintain Effectiveness of Registration Statement. The Company will use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

     10.  Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse each Underwriter and each such controlling person for any reasonable legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim; provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or supplement thereto or in reliance upon and in conformity with the written information furnished by the Representatives to the Company pursuant to section 4 of this Agreement as required by this Agreement; and provided, further that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented (if the Company shall have furnished any amendments or supplements thereto) where such delivery is required by law if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus as then amended or supplemented (if the Company shall have furnished any amendments or supplements thereto). The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company may otherwise have.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act against any Claim to which the Company, or any such director, officer or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and Baird), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance solely upon and in conformity with the written information furnished by the Representatives to the Company pursuant to section 4 of this Agreement. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this section, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director or controlling person in an aggregate amount in excess of the total price at which the Shares purchased by any such Underwriter hereunder were offered to the public, less the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this Section 10 or otherwise. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel (who shall not, except with consent of the indemnified party, be counsel to the indemnifying party) reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall without the written consent of the indemnified party effect a settlement or compromise of or consent to the entry of any judgment with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

          (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless:

               (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the penultimate sentence of subsection (c) of this section;

               (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

               (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

          (e) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such
     Claim:

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares; or

               (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.

     The relative benefits received by each of the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons) is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and (d) of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (e) of this section. Notwithstanding the other provisions of this section, no Underwriter shall be required to contribute any amount that is greater than the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this section are several in proportion to their respective underwriting commitments and not joint.

     11. Default of Underwriters. It shall be a condition to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this section, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to section 7 hereof and except to the extent provided in section 10 hereof.

     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     12. Effective Date. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by telecopier, facsimile transmission or other means of transmitting written documents.

     13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to or on the First Closing Date and the over-allotment option from the Company referred to in section 5 hereof, if exercised, may be canceled by the Representatives at any time prior to or on the Second Closing Date, if in the judgment of the Representatives, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

          (a) additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the American Stock Exchange, or trading in securities generally shall have been suspended or materially limited on either such exchange or on The Nasdaq Stock Market or a general banking moratorium shall have been established by either federal or state authorities in New York or Wisconsin;

          (b) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect;

          (c) an outbreak or escalation of hostilities in which the United States is involved or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the judgment of the Representatives, as to have a material adverse effect on the financial markets of the United States, or to make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares as provided in this Agreement; or

          (d) a downgrade shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Act or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock.

     Any termination pursuant to this Section shall be without liability on the part of any Underwriter to the Company, or on the part of the Company to any Underwriter, except for expenses to be paid by the Company pursuant to section 7 hereof or except as to indemnification to the extent provided in section 10 hereof.

     14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

     15. Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Robert W. Baird & Co. Incorporated at 227 West Monroe Street, Suite 2100, Chicago, Illinois 60606, Attention: Paul T. Rogalski, Managing Director, with a copy to Dewey B. Crawford, Esq., Gardner, Carton & Douglas, 321 N. Clark Street, Chicago, Illinois 60610; and if sent to the Company, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company at 400 Research Parkway, Meriden, Connecticut 06450, Attention: Ronald C. Drabik, with a copy to David J. Kaufman, Esq., Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661.

     16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in section 10 hereof and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     17. Partial Unenforceability. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph clause or provision hereof.

     18. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including the Representatives, all in accordance with its terms.

                                    Very truly yours,

                                    CUNO INCORPORATED

                                    By:
                                       ----------------------------------------
                                        Ronald C. Drabik, Senior Vice President
                                        and Chief Financial Officer

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

ROBERT W. BAIRD & CO. INCORPORATED
GOLDMAN, SACHS & CO.
CLEARY GULL REILAND & MCDEVITT INC.

By:  ROBERT W. BAIRD & CO. INCORPORATED
     Acting as Representatives of the several
     Underwriters (including themselves) identified
     in Schedule I annexed hereto.


By:
    -------------------------------------------
    Authorized Representative

                               Cuno Incorporated

                                  Schedule I
                                  ----------


                                                              Number of Firm
                                                              Shares to
    Name of Underwriter                                       be Purchased
    -------------------                                       --------------
Robert W. Baird & Co. Incorporated...........................
Goldman, Sachs & Co..........................................
Cleary Gull Reiland & McDevitt Inc...........................

                                                                   ---------
          Total                                                    2,000,000

                                  Schedule II
                                  -----------


CUNO Incorporated Pension Plan

CUNO Incorporated Pension Plan for Organized Employees

Pension Plan for Salaried Employees of CUNO Incorporated

CUNO Incorporated Savings and Retirement Plan

Voluntary Accident Insurance Plan for Employees at CUNO Incorporated

Health Plan for Employees of CUNO Incorporated

CUNO Incorporated Flex Choice Plan

Travel Accident Plan of CUNO Incorporated

Life and Accident Plan of CUNO Incorporated

Long Term Disability Plan of CUNO Incorporated

CUNO Incorporated Salaried Employees Severance Pay Plan

                                 Schedule III
                                 ------------


Joel B. Alvord
Timothy B. Carney
Charles L. Cooney
Michael H. Croft
Ronald C. Drabik
Norbert A. Florek
John M. Galvin
Mark G. Kachur
Gerald C. McDonough
C. Edward Midgley
Paul J. Powers
David L. Swift
John A. Tomich